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                                                                     Exhibit 3.2
                             SHORE BANCSHARES, INC.

                                     BYLAWS

                   (As amended and restated on April 20, 1999
                         and amended on July 25, 2000)


                                   ARTICLE I
                                  Stockholders
                                  ------------

          SECTION 1.  Annual Meeting.  The annual meeting of the stockholders of
                      --------------
the Corporation shall be held on a day duly designated by the Board of Directors in the month of April in each year, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

          SECTION 2.  Special Meetings.   Special meetings of the stockholders
                      ----------------
may be called at any time for any purpose or purposes by the Chairman, the President, or by a majority of the Board of Directors, and shall be called by the Chairman, the President, or Secretary, or any director of the Corporation upon the request in writing of holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. The person to whom such request was made shall provide an estimate of the cost of the mailing and, upon payment of such cost, the notice of the meeting shall be mailed by the Corporation.

          If the person to whom such request in writing is made shall fail to issue a call for such meeting within ten (10) days after receipt of such request, then a majority of the Board of Directors or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days' prior written notice of the time, place and object of the meeting in the manner set forth in Article I,
Section 4 hereof. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

          SECTION 3.  Place of Holding Meetings.  All meetings of stockholders
                      -------------------------
shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

          SECTION 4.  Notice of Meetings.  Written notice of each meeting of the
                      ------------------
stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at the stockholder's post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than ninety (90) days before, the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

          SECTION 5.  Quorum.  The presence in person or by proxy of the holders
                      ------
of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law,
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by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

          SECTION 6.  Organization.  Meetings of stockholders shall be presided
                      ------------
over by the Chairman of the Board of Directors or, if the Chairman is not present, the President of the Corporation, or if the President is not present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

          SECTION 7.  Voting.  At all meetings of stockholders, every
                      ------
stockholder entitled to vote thereat shall have one (l) vote for each share of stock standing in the stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or the stockholder's duly authorized attorney, bearing a date not more than eleven (11) months prior to said meeting,
                             ---- ---- ------  --  ------
unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws.

          If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of a majority of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the tellers. Such tellers shall be appointed by the Board of Directors prior to the meeting.

                                   ARTICLE II

                               Board of Directors
                               ------------------

          SECTION 1.  General Powers.  The property and business of the
                      --------------
Corporation shall be managed by the Board of Directors of the Corporation.

          SECTION 2.  Number of Directors.  The number of directors shall be
                      -------------------
three (3) or such other number, but not less than three (3) nor more than twenty-five (25), as may be designated from time to time by resolution of a majority of the entire Board of Directors.

          SECTION 3.  Election and Term of Office.  The Board of Directors shall
                      ---------------------------
be divided into classes as described in the Articles of Incorporation. Each Director shall hold office until the expiration of the term for which the Director is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualifies. Election of Directors need not be by written ballot, unless required by these Bylaws.


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          SECTION 4.  Nomination of Directors.  Nomination for election of
                      -----------------------
members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Notice by a stockholder of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Corporation not less than 120 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of Directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notification shall contain the following information to the extent known by the notifying stockholder (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations not made in accordance herewith shall be disregarded and, upon the chairman's instructions, the teller shall disregard all votes cast for each such nominee.

          SECTION 5.  Vacancies.  In the case of any vacancy in the Board of
                      ---------
Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of a director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto by an affirmative vote of the holders of a majority of the stock.

          Similarly and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

          A director of the Corporation may only be removed during the director's term of office for cause, which means a final unappealable criminal conviction of a felony, unsound mind, adjudication of bankruptcy, or action that causes material injury to the Corporation, by the affirmative vote of a majority of the entire Board of Directors of the Corporation (exclusive of the director being considered for removal) or by the affirmative vote of a majority of the outstanding capital stock of the Corporation entitled to vote for the election of directors. Stockholders shall not have the right to remove directors without such cause. Any attempt or special meeting of stockholders to remove a director for cause shall be permitted only after notice to the director describing the specific charges constituting cause thereunder, and a hearing at which the director has a full opportunity to refute the charges.

          SECTION 6.  Place of Meeting.  The Board of Directors may hold their
                      ----------------
meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland General Corporation Law.

          SECTION 7.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the

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Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

          SECTION 8.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors shall be held whenever called by direction of the Chairman, or the President, and must be called by the Chairman, the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

          SECTION 9.  Quorum.  A majority of the whole number of directors shall
                      ------
constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Articles of Incorporation or by these Bylaws.

          SECTION 10. Compensation of Directors.  Directors may receive a fixed
                      -------------------------
sum and expenses for attendance at regular and special meetings and committee meetings, or any combination of the foregoing as may be determined from time to time by the Board of Directors, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

          SECTION 11. Committees.  The Board of Directors may, by resolution
                      ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

          SECTION 12. Exemption from Subtitle 7 of Title 3 of the Maryland
                      ----------------------------------------------------
General Corporation Law.  An acquisition of shares of stock of the Corporation
-----------------------
pursuant to any Stock Option Agreement (or the Plan and Agreement to Merge related thereto) executed by the Corporation for the benefit of Talbot Bancshares, Inc. shall be exempt from Subtitle 7 of Title 3 of the Maryland General Corporation Law.

                                  ARTICLE III

                                    Officers
                                    --------

          SECTION 1.  Election, Tenure, and Compensation.  The officers of the
                      ----------------------------------
Corporation shall be a Chairman, a Vice Chairman, a President, one or more Vice-Presidents (if so elected by the Board of Directors), a Secretary, and a Treasurer, and such other officers as the Board of Directors from time to

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time may consider necessary for the proper conduct of the business of the
Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. The Chairman and the President shall be directors and the other officers may, but need not be, directors. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

          Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the Board of Directors or of the officers appointing them.

          SECTION 2.  Powers and Duties of the Chairman.  The Chairman shall
                      ---------------------------------
preside at all meetings of the stockholders and of the Board of Directors unless the Board of Directors shall, by a majority vote of a quorum thereof elect an individual other than the Chairman to preside at meetings of the Board of Directors. The Chairman shall be ex-officio a member of all the standing committees. The Chairman shall do and perform such other duties as may, from time to time, be assigned to the Chairman by the Board of Directors.

          SECTION 3.  Powers and Duties of the Vice Chairman.  In case of the
                      --------------------------------------
absence or disability of the Chairman, the duties of that office shall be performed by the Vice Chairman. The Vice Chairman shall do and perform such other duties, as may from time to time be assigned by the Chairman or by the Board of Directors.

          SECTION 4.  Powers and Duties of the President.  The President shall
                      ----------------------------------
be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a
corporation.   The President shall do and perform such other duties as may, from time to time, be assigned to the President by the Board of Directors.

          SECTION 5.  Powers and Duties of the Vice President.  The Board of
                      ---------------------------------------
Directors may elect one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to the Vice President by the Board of Directors or by the Chairman or the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

          SECTION 6.  Secretary.  The Secretary shall give, or cause to be
                      ---------
given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary's absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman or the President, or by the directors or stockholders upon whose written requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the

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proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and shall perform such other duties as may be assigned to him by the directors, the Chairman, or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman, or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman, and the President.

          SECTION 7.  Treasurer.  The Treasurer shall have custody of all the
                      ---------
funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman, the President and the Board of Directors, whenever any of them so requests, an account of all transactions as Treasurer and of the financial condition of the Corporation.

          The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation in case of the Treasurer's death, resignation, retirement or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

          The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chairman, and the President.

          SECTION 8.  Assistant Secretary.  The Board of Directors may appoint
                      -------------------
an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman, or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

          SECTION 9.  Assistant Treasurer.  The Board of Directors may appoint
                      -------------------
an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

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                                   ARTICLE IV

                                 Capital Stock
                                 -------------

          SECTION 1.  Issue of Certificates of Stock.  The certificates for
                      ------------------------------
shares of the stock of the Corporation shall be of such form not inconsistent with the Certificate of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman, the President or by any Vice-President and counter-signed by the Secretary, an Assistant Secretary, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

          SECTION 2.  Transfer of Shares.  Shares of the capital stock of the
                      ------------------
Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

          SECTION 3.  Registered Stockholders.  The Corporation shall be
                      -----------------------
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Maryland.

          SECTION 4.  Closing Transfer Books.  The Board of Directors may fix
                      ----------------------
the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not less than ten (10) days nor more than sixty (60) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

                                   ARTICLE V

                            Bank Accounts and Loans
                            -----------------------

          SECTION 1.  Bank Accounts.  Such officers or agents of the Corporation
                      -------------
as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or

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in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

          SECTION 2.  Loans.  Such officers or agents of the Corporation as from
                      -----
time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.


                                   ARTICLE VI

                            Miscellaneous Provisions
                            ------------------------

          SECTION 1.  Fiscal Year.  The fiscal year of the Corporation shall
                      -----------
begin on the first day of January of each year.

          SECTION 2.  Notices.  Whenever, under the provisions of these Bylaws,
                      -------
notice is required to be given to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax, or telegram, or by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in the Town of Centreville, Maryland, and such notice shall be deemed to be given at the time the

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same is so personally delivered, telefaxed, telegraphed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

          SECTION 3.  Voting Upon Stocks.  Unless otherwise ordered by the Board
                      ------------------
of Directors, the Chairman, the President and the Vice President, or any of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.


                                  ARTICLE VII

                              Amendment of Bylaws
                              -------------------

          The Board of Directors and the stockholders shall each have full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws. Any amendment to the Bylaws by the stockholders shall be made at any annual meeting as part of the general business of such meeting, or at any special meeting provided there was stated in the notice of such meeting given to the stockholders the substance of such proposed alteration or repeal.


                                  ARTICLE VIII

                                Indemnification
                                ---------------

          SECTION 1.  Definitions.  As used in this Article VIII, any word or
                      -----------
words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

          SECTION 2.  Indemnification of Directors and Officers.  The
                      -----------------------------------------
Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection with a proceeding commenced by such director or officer against the Corporation or its directors or officers only if the proceeding was authorized by the Board of Directors.

          SECTION 3.  Indemnification of Other Agents and Employees.  With
                      ---------------------------------------------
respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

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